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                                                                       EXHIBIT C

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement"), dated as of September 14, 1999, is between INTERWEST BANCORP, INC. ("InterWest") and LIBERTY BAY FINANCIAL CORPORATION (the "Company").

                                    RECITALS

         The Company and InterWest have executed an Agreement and Plan of Merger ("Plan"), of even date with this Agreement, under which the Company will be merged into InterWest and North Sound Bank, the wholly owned subsidiary of the Company, will become a wholly owned subsidiary of InterWest upon completion of the merger ("Merger") contemplated in the Plan.

         By negotiating and executing the Plan and by taking actions necessary or appropriate to effect the transactions contemplated by the Plan, InterWest has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                    AGREEMENT

         THEREFORE, in consideration of the promises set forth in this Agreement and in the Plan, the parties agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions set forth in this Agreement, the Company irrevocably grants an option ("Option") to InterWest to purchase an aggregate of 56,663 [19.9% including the Option] authorized but unissued shares of the Company's capital stock ("Common Stock") (which if issued, and assuming exercise of outstanding options to acquire the Common Stock, would represent approximately 19.9% of total stock then issued and outstanding), at a per share price of $175.00 ("Option Price").

2.       EXERCISE OF OPTION. Subject to the provisions of this Section 2 and of
         Section 13(a) of this Agreement, this Option may be exercised by InterWest or any transferee as set forth in Section 5 of this Agreement, in whole or in part, at any time, or from time to time in any of the following circumstances:

         (a) The Company or its board of directors enters into an agreement or recommends to Company shareholders an agreement (other than the Plan) under which any entity, person or group (collectively "Person") other than InterWest or a subsidiary of InterWest, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 51% or more of the assets or liabilities of, or enter into any similar transaction with the Company, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 10% or more of the Company's voting shares;

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         (b)      any Person (other than InterWest or any of its subsidiaries and other than any Person owning as of the date of this Agreement 10% or more of the Company's voting shares) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more of the voting shares of the Company (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in
                  Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange Act); notwithstanding the foregoing, the Option will not be exercisable in the circumstances described above in this subsection 2(b) if a Person acquires the beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more, but less than 25%, of the Company's voting shares and the transaction does not result in, and is not presumed to constitute, "control" as defined under Section 7(j) of the Federal Deposit Insurance Act or 12 CFR Part 225 or as determined by the Board of Governors of the Federal Reserve;

         (c) failure of the board of directors of the Company to recommend, or withdrawal by the board of directors of a prior recommendation of, the Merger to the shareholders; or

         (d) failure of the shareholders to approve the Merger by the required affirmative vote at a meeting of the shareholders, after any Person (other than InterWest or a subsidiary of InterWest) announces publicly or communicates, in writing, to the Company a proposal to (1) acquire the Company (by merger, reorganization, consolidation, the purchase of 51% or more of its assets or liabilities, or any other similar transaction),
                  (2) purchase or otherwise acquire securities representing 25% or more of the voting shares of the Company or (3) change the composition of the board of directors of the Company.

         It is understood and agreed that the Option will become exercisable on the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the Company's board's efforts to comply with its fiduciary duties.

         NOTWITHSTANDING THE FOREGOING, the Option may not be exercised if either (1) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or (2) at the time of exercise, InterWest is failing in any material respect to perform or observe its material covenants or conditions under the Plan, unless the reason for such failure is that the Company is failing to perform or observe its covenants or conditions under the Plan.

3. NOTICE, TIME AND PLACE OF EXERCISE. Each time that InterWest or any transferee wishes to exercise any portion of the Option, InterWest or such transferee will give written notice

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         of its intention to exercise the Option specifying the number of shares as to which the Option is being exercised ("Option Shares") and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

4. PAYMENT AND DELIVERY OF CERTIFICATE(S). At any closing for an exercise of the Option or any portion thereof, (a) InterWest and the Company will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) InterWest or the transferees will pay the aggregate purchase price for the shares of Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of the Company, and (c) the Company will deliver to InterWest or the transferees a certificate or certificates representing the shares so purchased.

5. TRANSFERABILITY OF THE OPTION AND OPTION SHARES. Before the Option, or a portion of the Option, becomes exercisable in accordance with the provisions of Section 2 of this Agreement, neither the Option nor any portion of the Option will be transferable. If any of the events or circumstances set forth in Sections 2(a) through (d) above occur, InterWest may freely transfer, subject to applicable federal and state securities laws, the Option or any portion of the Option, or any of the Option Shares.

         For purposes of this Agreement, a reorganization or consolidation of InterWest (whether or not InterWest is the surviving entity) or an acquisition of InterWest will not be deemed a transfer.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to InterWest as follows:

         (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company. No shareholder approval by Company shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

         (b) OPTION SHARES. The Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, or any portion of the Option, the Option Shares (subject to adjustment, as provided in Section 8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security

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                  interests, including any preemptive right of any of the
                  shareholders of the Company.

         (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of the Company or any agreement, instrument, judgment, decree, law, rule or order applicable to the Company or any subsidiary of the Company or to which the Company or any such subsidiary is a party.

         (d) NOTIFICATION OF RECORD DATE. At any time from and after the date of this Agreement until the Option is no longer exercisable, the Company will give InterWest or any transferee 30 days prior written notice before setting the record date for determining the holders of record of the Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the Common Stock.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INTERWEST. InterWest represents and warrants to the Company as follows:

         (a) DUE AUTHORIZATION. This Agreement has been duly authorized by all necessary corporate action on the part of InterWest, has been duly executed by a duly authorized officer of InterWest and constitutes a valid and binding obligation of InterWest.

         (b) TRANSFERS OF COMMON STOCK. No shares of Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

         (c) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of InterWest or any agreement, instrument, judgment, decree, law, rule or order applicable to InterWest or any subsidiary of InterWest or to which InterWest or any such subsidiary is a party.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, the Company is acquired by another party, consolidates with or merges into another corporation or liquidates, InterWest or any transferee will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common

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         Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, reorganization or liquidation, and the Company will take all steps in connection with such acquisition, consolidation, merger, reorganization or liquidation as may be necessary to assure that the provisions of this agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

9. NONASSIGNABILITY. This Agreement binds and inures to the benefit of the parties and their successors. This Agreement is not assignable by either party, but InterWest may transfer the Option, the Option Shares or any portion of the Option or Option Shares in accordance with
         Section 5. A merger, reorganization or consolidation of InterWest (whether or not InterWest is the surviving entity) or an acquisition of InterWest will not be deemed an assignment or transfer.

10. REGULATORY RESTRICTIONS. The Company will use its best efforts to obtain or to cooperate with InterWest or any transferee in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by InterWest or any transferee.

11. REMEDIES. The Company agrees that if for any reason InterWest or any transferee will have exercised its rights under this Agreement and the Company will have failed to issue the Option Shares to be issued upon such exercise or to perform its other obligations under this Agreement, unless such action would violate any applicable law or regulation by which the Company is bound, then InterWest or any transferee will be entitled to specific performance and injunctive and other equitable relief. InterWest agrees that if it fails to perform any of its obligations under this Agreement, then the Company will be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights that the Company or InterWest or any transferee may have against the other party for any failure to perform its obligations under this Agreement.

12. NO RIGHTS AS SHAREHOLDER. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of the Company at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of the Company or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of the Company.

13.      MISCELLANEOUS.

         (a) TERMINATION. This Agreement and the Option, to the extent not previously exercised, will terminate upon the earliest of (1) September 30, 2000; (2) the mutual agreement of the parties to this Agreement; (3) 31 days after the date on which any application for regulatory approval for the Merger has been denied, but if before the expiration of the 31-day period, the Company or InterWest is engaged in litigation or an appeal procedure relating to an attempt to obtain

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                  approval of the Merger, this Agreement will not terminate
                  until the earlier of (i) September 30, 2000, or (ii) 31 days after the completion of the litigation and appeal procedure;
                  (4) the 30th day following the termination of the Plan for any reason other than a material noncompliance or default by InterWest with respect to its obligations under it; or (5) the date of termination of the Plan if the termination is due to a material noncompliance or default by InterWest with respect to its obligations under it; but if the Option has been exercised, in whole or in part, before the termination of this Agreement, then the exercise will close under
                  Section 4 of this Agreement, even though that closing date is after the termination of this Agreement; and if the Option is sold before the termination of this Agreement, the Option may be exercised by the transferee at any time within 31 days after the date of termination even though such exercise or the closing of such exercise occurs after the termination of this Agreement.

         (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

         (c) SEVERABILITY OF TERMS. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of InterWest or any transferee to exercise the Option in full for the total number of shares of Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, InterWest or any transferee may, nevertheless, exercise the Option to the fullest extent permissible.

         (d) NOTICES. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

                           If to the Company to:

                                    Liberty Bay Financial Corporation PO Box
                                    1779 19950 7th Avenue NE (98370-8786)
                                    Poulsbo, WA 98104
                                    Attn: Michael J. Clementz, President & Chief
                                          Executive Officer

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                               With a copy to:

                                    Glen P. Garrison, Esq.
                                    Keller Rohrback LLP
                                    1201 Third Avenue, Suite 3200
                                    Seattle, WA 98101-3052

                           If to InterWest, to:

                                    InterWest Bancorp, Inc.
                                    275 S.E. Pioneer Way
                                    Oak Harbor, Washington 98277
                                    Attn: Stephen M. Walden, President & Chief
                                          Executive Officer

                               With a copy to:

                                    Stephen M. Klein, Esq.
                                    Graham & Dunn, P.C.
                                    1420 Fifth Avenue, 33rd Floor
                                    Seattle, WA  98101-2390

         (e) GOVERNING LAW AND VENUE. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of Washington, without giving effect to conflicts of law principles. Any actions brought by either party against the other arising under this Agreement must be filed in Island County, Washington, and each party consents to personal jurisdiction in Island County.

         (f) COUNTERPARTS. This Agreement may be executed in several counterparts, including facsimile counterparts, each of which is an original, and all of which together constitute one and the same agreement.

         (g) EFFECTS OF HEADINGS. The section headings in this Agreement are for convenience only and do not affect the meaning of its provisions.

                            [Signatures on next page]

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Dated September 14, 1999:

                                            INTERWEST BANCORP, INC.


                                            By: /s/ Patrick M. Fahey
                                                -------------------------------
                                                Patrick M. Fahey
                                            Its:Vice Chairman/Commercial Banking


                                            LIBERTY BAY FINANCIAL CORPORATION


                                            By: /s/ Michael J. Clementz
                                                -------------------------------
                                                Michael J. Clementz
                                            Its:President and CEO

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